UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020 (April 17, 2020)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ	07840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

1515 Ringling Blvd., Suite 310

Sarasota, FL 34236

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2020, Integrated Microwave Technology, LLC (the “Borrower”), a wholly owned subsidiary of Vislink Technologies, Inc. (the “Company”), was granted a loan (the “Loan”) from Texas Security Bank in the aggregate amount of $1,167,700, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020.

The Loan, which is in the form of a promissory note dated April 5, 2020 issued by the Borrower, matures on April 5, 2022 and bears interest at a rate of 1.00% per annum, payable monthly commencing on October 5, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. The Company intends to use the Loan amount for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

The foregoing description of the PPP Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on its Current Report on Form 8-K, filed with the U.S. Securities Commission (the “SEC”) on September 27, 2019, the Company received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price for the Company’s common stock, par value $0.00001 per share, had closed below $1.00 per share for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). Further, as previously disclosed on its Current Report on Form 8-K, filed with the SEC on March 31, 2020, the Company received notice from Nasdaq indicating that, while the Company had not regained compliance with the Minimum Bid Price Requirement, the Staff had determined that the Company was eligible for an additional 180-day period, or until September 21, 2020, to regain compliance.

On April 17, 2020, the Company received notice from Nasdaq that the 180-day grace period to regain compliance with the Minimum Bid Price Requirement under applicable Nasdaq rules has been extended due to the global market impact caused by COVID-19. More specifically, Nasdaq has stated that the compliance periods for any company previously notified about non-compliance will be suspended effective April 16, 2020, through June 30, 2020. On July 1, 2020, companies would receive the balance of any pending compliance period exception to come back into compliance with the applicable Minimum Bid Price Requirement. As a result of this extension, the Company now has until December 7, 2020 to regain compliance with the Minimum Bid Price Requirement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and its other periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Loan Agreement, dated April 5, 2020, by and between Texas Security Bank and Integrated Microwave Technology, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer